Exhibit 3
Form 10-SB
New Horizon Education, Inc.

                   PLAN AND ARTICLES OF MERGER
                   OF A SUBSIDIARY CORPORATION

      The corporations named herein do hereby adopt this Plan and these Articles of Merger pursuant to Section 16-10-70, Utah Code
Am. (1953 as amended) and do consent and agree to all of the terms and conditions set forth herein.

                            I. NAMES

      The name of the subsidiary to be merged is SWING BIKE, a Utah corporation.

       The name of the parent company owning 100% of the outstanding shares of common stock of the subsidiary is GAYLE
INDUSTRIES,  INC.,  a  Utah  corporation  hereinafter  designated
"Surviving Corporation."

The name of the surviving corporation is hereby changed to "SWING
BIKE."

                     II. TERM AND CONDITIONS

     A. Time. The merger shall be effective when this document is delivered to the Secretary of State for the State of Utah and has been stamped "filed."

      B. Law. The laws which are to govern the terms of this merger are the laws of Utah. The surviving corporation shall continue to be governed by its existing Articles of Incorporation and By-Laws.

     C. Effect of Merger. Upon the effective date of such merger, the following results shall occur.

      (1) The two corporations which are parties to the Plan and Merger shall be a single corporation, which shall be the surviving corporation provided for in the Plan of Merger.

      (2) The separate existence of all corporations parties to the Plan of Merger, except the surviving corporation provided for in the Plan of Merger.

      (3) Such surviving corporation shall have the rights, privileges, immunities and powers and shall be subject to all duties and obligations of a corporation organized under the Utah
Business Corporation Act.

       (4)   Such  surviving  corporation  shall  thereupon   and
thereafter possess all of the rights, privileges, immunities, and franchises, as well of a public as of a private nature, of each of the merged corporations; and all property, real, personal and
mixed,   mid  all  debts  due  an  whatever  account,   including
subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be taken and deemed to be transferred to and vested in such single corporation without further act or deed; and
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 the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in any way impaired by reason of such merger.

       (5) Such surviving corporation shall henceforth be responsible and liable for all the liabilities and obligations of each of the corporations so merged; and any claim existing or action or proceeding pending by or against any of such corporations may be prosecuted as if such merger had not taken place, or such surviving corporation nay be substituted in its place. Neither the rights of creditors nor any liens upon the property of any such corporation shall be impaired by such merger.

           III. MANNER AND BASIS OF CONVERTING SHARES

      Swing Bike, the wholly-owned subsidiary which is to be merged into Gayle Industries, has 10,000 shares of Camion Stock issued and outstanding. All of these shares are owned by Gayle
Industries, Inc.

     There will be no conversion of shares of the subsidiary into shares of the surviving corporation, the effect of the merger being the exchange of the outstanding shares of the subsidiary presently Owned by the surviving corporation for the assets subject to the liabilities of the subsidiary.

                   IV. MAILING TO SHAREHOLDERS

     This Plan and these Articles of Merger were delivered to the shareholders of the subsidiary corporation an December 9, 1977.

      The Plan and these Articles of Merger were executed in duplicate by the President and Secretary of the surviving corporation and verified by the Secretary this day of January, 1978.

ATTEST:                  GAYLE INDUSTRIES, INC.
                         (a Utah Corporation)

/s/ Kent Hoggan, Secretary         By /s/ Patrick R. Hoggan

STATE OF UTAH       )
                    )ss.
COUNTY OF SALT LAKE )


     I, THOMAS G. KIMBLE, a Notary Public, hereby certify that on the 9th day of January, 1978, Patrick R. Hoggan and Kent Hoggan, personally appeared before me who being by no first duly sworn, severally declared that they are the persons who signed the foregoing document as President and Secretary, respectively, and that the statements therein contained are true.

     DATED this 9th day of January 1978.
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/s/ Notary Public

                          VERIFICATION

STATE OF UTAH       )
                    )ss.
COUNTY OF SALT LAKE )

      KENT HOGGAN, being first duly sworn, deposes and states: that he is the Secretary of Gayle Industries, Inc., that he has read the Plan and Articles of Merger and knows the contents thereof and that the same contains a truthful statement of the Plan and Articles as adopted by the Corporation.

/s/ Kent Hoggan, Secretary
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